SUB-ITEM 77E:
LEGAL PROCEEDINGS

Since October 2003,
 Federated and
related entities
 (collectively,
"Federated"), and
various Federated
funds ("Funds"),
 have been
named as defendants
 in several class
 action lawsuits
now pending in the
 United States
 District Court for
 the District of Maryland.
The lawsuits were
purportedly filed
on behalf of people
 who purchased,
owned and/or redeemed
 shares of Federated-sponsored
mutual funds during
 specified periods
beginning November
 1, 1998. The suits
are generally similar
 in alleging that
 Federated engaged
in illegal and
 improper trading
 practices including
 market timing and
late trading in concert
 with certain
institutional traders,
 which
allegedly caused
financial injury to
the mutual fund
shareholders. These
lawsuits began to
be filed shortly
after Federated's
 first public
announcement that
it had received
 requests for information
on shareholder trading
 activities in the
Funds from the SEC,
 the Office of
the New York State
Attorney General ("NYAG"),
and other authorities.
In that regard, on
November 28, 2005,
Federated announced
that it had reached
final settlements
 with the SEC and
the NYAG with respect
 to those matters.
Specifically, the SEC
 and NYAG
settled proceedings
against three Federated
 subsidiaries involving
 undisclosed market
timing arrangements
and late trading. The
 SEC
made findings: that
Federated Investment
 Management Company
("FIMC"), an SEC-
registered investment
adviser to various Funds,
 and
Federated Securities Corp.,
 an SEC-registered
broker-dealer and
distributor for the Funds,
 violated provisions of
 the Investment
Advisers Act and
Investment Company Act
 by approving, but not
 disclosing, three
market timing arrangements,
 or the associated
conflict of interest
between FIMC and the funds
 involved in the arrangements,
either to other fund
shareholders or to the funds'
board; and that Federated
Shareholder Services Company,
 formerly an SEC-registered
 transfer agent, failed to
prevent a customer and
a Federated employee from
 late trading in violation
 of provisions of the
Investment Company Act.
The NYAG found that such
conduct violated provisions
of New York State law.
Federated entered into the
 settlements without
 admitting or denying
 the regulators'
findings. As Federated
 previously reported in
 2004, it has already
 paid approximately
 $8.0 million to
certain funds as d
etermined by
an independent consultant.
 As part of these settlements
, Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
 additional $72 million
and, among other things,
 agreed that it would not
serve as investment adviser
to any
registered investment
 company unless (i) at
 least 75% of the fund's
 directors are independent
 of Federated, (ii) the
chairman of each
such fund is independent
of Federated, (iii) no
action may be taken by
 the fund's board or any
 committee thereof unless
 approved
by a majority of the
 independent trustees
of the fund or committee,
 respectively, and (iv)
the fund appoints a
"senior officer" who
reports to the independent
 trustees and is
responsible for monitoring
compliance by the fund
 with applicable laws and
fiduciary duties
and for managing the
process by which management
 fees charged to a fund
 are approved. The
settlements are described
 in
Federated's announcement
 which, along with
previous press releases
 and related communications
 on those matters, is
 available in the
"About Us" section of
Federated's website at
 FederatedInvestors.com.
Federated and various
 Funds have also been
 named as defendants
in several additional
lawsuits, the majority
of which are now
pending in the United
States District Court
for the Western District
of Pennsylvania, alleging,
among other things,
 excessive advisory
and Rule 12b-1 fees.
The board of the Funds
has retained the law firm
of Dickstein Shapiro LLP
 to represent the Funds
in these lawsuits.
Federated and
the Funds, and their
respective counsel, are
 reviewing the allegations
 and intend to defend this
litigation. Additional
lawsuits based
upon similar allegations may
be filed in the future. The
 potential impact of these
lawsuits, all of which seek
unquantified damages,
attorneys' fees, and
expenses, and future
potential similar suits
is uncertain. Although
we do not believe that
these lawsuits will have
a material adverse effect
 on the Funds, there can
be no assurance that these
suits, ongoing adverse
publicity and/or other
developments resulting
 from the regulatory
investigations will not
result in increased Fund
redemptions, reduced
sales of Fund shares,
or other adverse
consequences for the Funds.